EXHIBIT 10.1

Execution Version
COLLATERAL AGREEMENT
(Second Lien)

Dated as of November 14, 2022,

among

SUMMIT MIDSTREAM PARTNERS, LP,
as a Pledgor,

SUMMIT MIDSTREAM HOLDINGS, LLC,
as a Pledgor and a Grantor,

SUMMIT MIDSTREAM FINANCE CORP.,
as a Pledgor and a Grantor,

each
SUBSIDIARY GUARANTOR
identified herein each in the capacity or capacities set forth herein,
and

REGIONS BANK,
as Collateral Agent

TABLE OF CONTENTS
    i

    ii

Schedules
Schedule I    Commercial Tort Claims

Exhibits
Exhibit I    Form of Supplement to the Collateral Agreement
    iii

COLLATERAL AGREEMENT
(Second Lien)
This COLLATERAL AGREEMENT (Second Lien), dated as of November 14, 2022 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is by and among SUMMIT MIDSTREAM HOLDINGS, LLC, a Delaware limited liability company (the “Company”), SUMMIT MIDSTREAM FINANCE CORP., a Delaware corporation (“Finance Corp.”, and together with the Company, the “Issuers”), SUMMIT MIDSTREAM PARTNERS, LP, a Delaware limited partnership (the “Parent”), each Subsidiary listed on the signature pages hereof as a “Pledgor” or “Grantor”, each Subsidiary that shall, at any time after the date hereof, become a Pledgor or Grantor pursuant to Section 6.15 hereof, and REGIONS BANK (“Regions”), as collateral agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties.
WHEREAS, the Issuers have entered into that certain Indenture, among the Issuers, the Parent, the Subsidiary Guarantors, and Regions, as trustee (in such capacity, the “Trustee”) and the Collateral Agent, dated as of November 14, 2022, (as so amended and restated and otherwise amended, supplemented or otherwise modified from time to time, the “Indenture”);
WHEREAS, this Agreement is given by each Grantor and Pledgor in favor of the Collateral Agent for the ratable benefit of the Secured Parties to secure the payment and performance in full when due of the Secured Obligations; and
WHEREAS, it is in the best interests of the Parent to execute this Agreement inasmuch as the Parent will derive substantial direct and indirect benefits from the execution, delivery and performance of its obligations under the Indenture and other Note Documents and is, therefore, willing to enter into this Agreement.
NOW, THEREFORE, in consideration of the premises, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1.
DEFINITIONS
Section 1.01Interpretation. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Indenture or the Intercreditor Agreement, as applicable. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein (and if defined in more than one article of the New York UCC, shall have the meaning given in Article 8 or 9 thereof).
(b)        The rules of construction specified in Section 1.04 of the Indenture are incorporated herein mutatis mutandis.
Section 1.02Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Agreement” has the meaning assigned to such term in the introductory paragraph hereto.
“Applicable Law” means all laws, rules, regulations and governmental guidelines applicable to the Person or matter in question, including statutory law, common law and equitable principles, as well as provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.
“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.
“Bankruptcy Code” means Title 11 of the United States Code.

“Building” has the meaning assigned to such term in the applicable Flood Law.
“Claiming Obligor” has the meaning assigned to such term in Section 5.02.
“Closing Date Gathering Station Real Property” means the Real Property listed on Schedule IV to the Initial Second Lien Collateral Agreement.
“Closing Date Pipeline Systems Real Property” means the Real Property listed on Schedule V on the date hereof.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means Article 9 Collateral and Pledged Collateral.
“Collateral Agent” has the meaning assigned to such term in the introductory paragraph hereto.
“Company” has the meaning assigned to such term in the introductory paragraph hereto.
“Compression Units” means completed Compressor Packages of any of the Issuers or any Subsidiary Guarantor held by such Person, for use by such Person in providing compression services to its customers in the ordinary course of business, as evidenced by such Compressor Packages either then being or previously having been used by such Person in providing compression services under a service contract with a customer or designated by such Person for use under an executory contract for services with a customer.
“Compressor Packages” means natural gas compression Equipment generally consisting of an engineered package of major serial numbered components including an engine, compressor, compressor cylinders, natural gas and engine jacket cooler, control devices and ancillary piping mounted on a metal skid.
“Contributing Obligor” has the meaning assigned to such term in Section 5.02.
“Copyrights” means all of the following: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country or group of countries, whether as author, assignee, transferee or otherwise including but not limited to copyrights in software and all rights in and to databases, all designs (including but not limited to industrial designs, Protected Designs within the meaning of 17 U.S.C. 1301 et seq. and European Community designs), and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, (b) all registrations and applications for registration of any such copyright in the United States or any other country or group of countries, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office listed on Schedule II and (c) the right to sue or otherwise recover for any past, present and future infringement or other violation of any of the foregoing.
“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.
“Dividends” means cash dividends and cash distributions with respect to any Pledged Stock made in the ordinary course of business and not as a liquidating dividend.
“Double E Joint Venture” means Double E Pipeline, LLC, a Delaware limited liability company.
“Eddy County” means Eddy County, New Mexico.
“Excluded Accounts” means (a) (1) so long as no Lien securing Indebtedness for borrowed money exists in respect thereof, the Proceeds Account and the Deposited Property therein and (2) Deposit Accounts and Securities Accounts holding exclusively cash, cash equivalents or other assets comprised solely of (i) funds used for payroll and payroll taxes and other employee benefit payments to or for the benefit of any Issuer’s or Guarantor’s employees in the current period (which may be monthly or quarterly, as applicable), (ii) taxes required to be collected, remitted, reserved or withheld in the current period (which may be monthly or quarterly, as applicable) (including, without limitation, federal and state withholding taxes (including the employer’s share thereof)), (iii) amounts to purchase the IRBs from time to time in accordance with the IRB Indenture (to the extent such purchases are not prohibited under the Indenture or under the New ABL Facility) and (iv) any other funds which any Issuer or Guarantor holds in trust or as an escrow or fiduciary for another person (which is not an Issuer, Guarantor or a Restricted Subsidiary), (b) “zero balance” Deposit Accounts, (c) other Deposit Accounts and Securities Accounts to the extent that the aggregate balance in all such Deposit Accounts and Securities Accounts does not exceed $1,000,000 at any time on a combined basis for all such accounts and (d) prior to Discharge of First Lien Obligations, any other Deposit Account, Securities Account or Commodity Account that is excluded from constituting a perfected Lien in favor of any First Lien Collateral Agent.
“Excluded Assets” means (a) all real property of any Issuer or Guarantor (whether leased or fee-owned) other than any Gathering Station Real Property acquired (whether acquired in a single transaction or in a series of transactions) or owned by any Issuer or any Subsidiary Guarantor having a net book value (including the net book value of improvements owned by any Issuer or Guarantor and located thereon or thereunder) on the date of determination exceeding $15,000,000 (provided that, notwithstanding the foregoing, the Company shall cause not less than a substantial majority as determined by the Company and, prior to the Discharge of First Lien Obligations, the Initial First Lien Representative each acting reasonably and in good faith) of the value (including the net book value of improvements owned by any Issuer or Guarantor and located thereon or thereunder) of the Gathering Station Real Property and the Pipeline Systems Real Property as of the date hereof and, thereafter, as of December 31 of each calendar year, to be subject to the Lien of a Mortgage), (b) Equity Interests in any Person (other than (i) any Issuer, any Subsidiary Guarantor or any Wholly Owned Subsidiary to the extent owned by an Issuer or any Subsidiary Guarantor, (ii) the Ohio Joint Ventures, to the extent owned by any Issuer or Guarantor and (iii) the Double E Joint Venture, to the extent owned by any Issuer or Guarantor) to the extent not permitted to be pledged by the terms of such Person’s constitutional or joint venture documents but only so long as such prohibition or consent requirement was not created in contemplation or anticipation of circumventing any Issuer’s or Guarantor’s obligations under the Note Documents (and, to the extent any such prohibition or limitation is removed or the applicable Person has obtained any required consents to eliminate or waive any such restrictions, such Equity Interests shall cease to be Excluded Assets), (c) Equity Interests constituting an amount greater than 65% of the voting Equity Interests of any Foreign Subsidiary or any Domestic Subsidiary substantially all of which Subsidiary’s assets consist of the Equity Interest in “controlled foreign corporations” under Section 957 of the Code, (d) Equity Interests or other assets that are held directly by a Foreign Subsidiary, (e) any “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051 (the “Lanham Act”), unless and until an “Amendment to Allege Use” or a “Statement of Use” under Section 1(c) or Section 1(d) of the Lanham Act has been filed, solely to the extent that such a grant of a security interest therein prior to such filing would impair the validity or enforceability of any registration that issues from such “intent to use” application, (f) any Building or Manufactured (Mobile) Home, (g) assets where the cost of obtaining a security interest therein or perfection thereof exceeds the practical benefit to the holders afforded thereby as reasonably determined by any First Lien Representative, (h) any assets of a Person, the acquisition of which Person was financed from a subsidy or payments, the terms of which prohibit any assets acquired with such subsidy or payment being used as Collateral but only to the extent such financing is permitted by the Note Documents, (i) any lease, license, contract or agreement to which any Issuer or Guarantor is a party, or any of such Issuer’s or Guarantor’s rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of a term, provision or condition of any such lease, license, contract or agreement, in each case solely to the extent that the applicable Issuer or Guarantor has previously used commercially reasonable efforts to remove such prohibition or limitation or to obtain any required consents to eliminate or have waived any such prohibition or limitation (unless such term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code or principles of equity); provided, that this clause (i) shall not prohibit the grant of a Lien at such time as the contractual prohibition shall no longer be applicable and, to the extent severable, which Lien shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified above; and provided, further, that the provisions hereof shall not exclude any Proceeds of any such lease, license, contract or agreement, (j) any asset of any Issuer or Guarantor, if and to the extent that a security interest therein would result in the contravention of applicable law, unless such applicable law would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions); provided, that this clause (j) shall not prohibit the grant of a Lien at such time as the legal prohibition shall no longer be applicable and to the extent severable (which Lien shall attach immediately to any portion not subject to the prohibitions specified above), (k) any asset of any Issuer or Guarantor, if and to the extent that a security interest therein would result in a breach of a Material Contract (as defined in the New ABL Facility) existing on the Issue Date and binding on such Issuer or Guarantor solely to the extent that the Company or such Issuer or Guarantor has previously used commercially reasonable efforts to amend, restate, supplement or otherwise modify the terms of such Material Contract to avoid such breach or to obtain a consent to, or waive, any such breach, (l) the Proceeds Account and the Deposited Property therein, so long as no Lien securing Debt for borrowed money exists in respect thereof and (m) prior to the Discharge of First Lien Obligations, any other assets or property not subject to any Lien securing any First Lien Obligations.
“Federal Securities Laws” has the meaning assigned to such term in Section 4.04.
“Finance Corp.” has the meaning assigned to such term in the introductory paragraph hereto.
“Flood Laws” means collectively, the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, the Flood Insurance Reform Act of 2004, the Biggert-Waters Flood Insurance Reform Act of 2012, related laws and any regulations promulgated thereunder.
“Foreign Subsidiary” means a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code.
“Gathering Station Real Property” means on any date of determination, any Real Property on which any Gathering Station owned, held or leased by any Issuer or Subsidiary Guarantor at such time is located (including, as of the date hereof, the Closing Date Gathering Station Real Property).
“Gathering Stations” means collectively, (a) each location, now owned or hereafter used, acquired, constructed, built or otherwise obtained by the Issuers or any Subsidiary Guarantor, where the Issuers or any such Subsidiary Guarantor uses, holds, stores or maintains compression and dehydration equipment, other than any such compression and dehydration equipment that, as of the applicable date of determination, (i) has not been used by the Issuers or any Restricted Subsidiary for the conduct of its Midstream Activities for a period of at least thirty (30) days, and (ii) neither the Issuers nor any Restricted Subsidiary intends to use for the conduct of Midstream Activities, and (b) any other processing plants and terminals, now or hereafter owned by the Issuers or any Subsidiary Guarantor, that are connected to (or are intended to be connected to) the Pipeline Systems.
“Gathering System Real Property” means, collectively, the Gathering Station Real Property and the Pipeline Systems Real Property.
“General Intangibles” means all “General Intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee and other agreements), Intellectual Property, goodwill, registrations, franchises and tax refund claims.
“Governmental Authority” means any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial

Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or European Central Bank).
“Grantor” means the Issuers and each Person listed on the signature pages hereof as a “Grantor”, together with each other Subsidiary of the Company, or other Person, that from time to time becomes a party to this Agreement in the capacity of a “Grantor” pursuant to Section 6.15 hereof.
“Guarantors” means, with respect to all Secured Obligations, the Parent and each Subsidiary Guarantor.
“Indemnifying Obligor” has the meaning assigned to such term in Section 5.01.
“Indenture” has the meaning assigned to such term in the recitals hereto.
“Initial Second Lien Collateral Agreement” means the Collateral Agreement dated as of November 2, 2021, executed and delivered in connection with the Existing 2026 Notes.
“Intellectual Property” means all Patents, Copyrights, Trademarks, IP Agreements, Trade Secrets, domain names, and all inventions, designs, confidential or proprietary technical and business information, know-how, show-how and other proprietary data or information and all related documentation.
“Intellectual Property Claim” means any claim or assertion (whether in writing, by suit or otherwise) that any of Issuers’ or any Restricted Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property in any material respect.
“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of November 2, 2021 (as supplemented by that certain Joinder Agreement dated as of the date hereof) among Bank of America, N.A., as the Initial First Lien Representative and the Initial First Lien Collateral Agent for the Initial First Lien Claimholders, Regions, as the Initial Second Lien Representative and the Initial Second Lien Collateral Agent for the Initial Second Lien Claimholders, Regions, as an Additional Second Lien Representative and an Additional Second Lien Collateral Agent, and acknowledged and agreed to by Summit Midstream Holdings, LLC, as the Company and the other Grantors referred to therein (as such terms are defined therein).
“Investment Property Collateral” has the meaning assigned to such term in Section 4.04.
“IP Agreements” means all agreements granting to or receiving from a third party any rights to Intellectual Property to which any Grantor, now or hereafter, is a party.
“IRB” means each of the industrial revenue bonds issued from time to time by Eddy County to Summit Permian Finance in an aggregate principal amount of $500,000,000 pursuant to the IRB Indenture and IRB Purchase Agreement, and “IRBs” shall mean all of them collectively.
“IRB Indenture” means one or more Indentures with respect to the IRBs that have been or will be entered into by and among Eddy County, Summit Permian Finance and the other parties party thereto, including, without limitation, the Indenture dated December 1, 2017, by and among Eddy County, as Issuer under and as defined therein, Summit Permian Finance, as Purchaser under and as defined therein, and BOKF, NA, as Depositary under and as defined therein, with respect to the IRBs.
“IRB Purchase Agreement” means one or more bond purchase agreements that have been or will be entered into by and among Eddy County, Summit Permian and Summit Permian Finance, including, without limitation, the Bond Purchase Agreement dated December 13, 2017, by and among Eddy County, as Issuer under and as defined therein, Summit Permian, as Lessee under and as defined therein, and Summit Permian Finance, as Purchaser under and as defined therein.

“Issuers” has the meaning assigned to such term in the introductory paragraph hereto.
“Lanham Act” has the meaning assigned to such term in the definition of “Excluded Assets”.
“Manufactured (Mobile) Home” has the meaning assigned to such term in the applicable Flood Law.
“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), results of operations, members’ equity, partners’ capital or shareholders’ equity, properties, business or prospects of the Obligors, taken as a whole.
“Midstream Activities” means with respect to any Person, collectively, the treatment, processing, gathering, dehydration, compression, blending, transportation, terminalling, storage, transmission, marketing, buying or selling or other disposition, whether for such Person’s own account or for the account of others, of oil, natural gas, natural gas liquids or other liquid or gaseous hydrocarbons, including that used for fuel or consumed in the foregoing activities, and water gathering and related activities in connection therewith; provided, that “Midstream Activities” shall in no event include the drilling, completion or servicing of oil or gas wells, including, the ownership of drilling rigs.
“Mortgage” means any mortgage, deed of trust or any other document creating and evidencing a Lien on Real Property, including Gathering System Real Property, in favor of the Collateral Agent, for the benefit of the Secured Parties, as security for any Secured Obligations, including all such changes as may be required to account for local law matters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Note Documents.
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Obligor” means each Grantor, Guarantor and Pledgor hereunder.
“Ohio Joint Ventures” means collectively, Ohio Gathering Company, L.L.C. and Ohio Condensate Company, L.L.C., and each individually, an “Ohio Joint Venture”.
“Parent” has the meaning assigned to such term in the introductory paragraph hereto.
“Patents” means all of the following: (a) all letters patent of the United States or the equivalent thereof in any other country or group of countries, and all applications for letters patent of the United States or the equivalent thereof in any other country or group of countries, (b) all reissues, continuations, divisions, continuations-in-part or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein and (c) the right to sue or otherwise recover for any past, present and future infringement or other violation of any of the foregoing.
“Pipeline Systems” means collectively, (a) the natural gas gathering pipelines and other appurtenant facilities such as meters and valve yard facilities owned by one or more of the Issuers, any Subsidiary Guarantor or any Restricted Subsidiary in connection with its or their Midstream Activities and (b) any other pipelines and other appurtenant facilities such as meters and valve yard facilities, located in Texas, Colorado, Ohio, North Dakota, New Mexico, Wyoming, West Virginia or any other state, now or hereafter owned by one or more of the Issuers, any Subsidiary Guarantor or any Restricted Subsidiary in connection with its or their Midstream Activities.
“Pipeline Systems Real Property” means on any date of determination, any Real Property on which any Pipeline System owned, held or leased by the Issuers or any Subsidiary Guarantor at such time is located (including, without limitation, as of the date hereof, the Closing Date Pipeline Systems Real Property).

“Pledged Certificated Securities” means security certificates or instruments now or hereafter included in the Pledged Collateral.
“Pledged Collateral” has the meaning assigned to such term in Section 2.01.
“Pledged Debt” has the meaning assigned to such term in Section 2.01.
“Pledged Interests Issuer” means each Person that is the issuer of any Pledged Stock.
“Pledged Stock” has the meaning assigned to such term in Section 2.01.
“Pledgor” means each Person listed on the signature pages hereof as a “Pledgor”, together with each other Subsidiary of the Company, or other Person, that from time to time becomes a party to this Agreement in the capacity of a “Pledgor” pursuant to Section 6.15 hereof.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“Real Property” means collectively, all right, title and interest (whether as owner, lessor or lessee) of the Issuers or any Restricted Subsidiary in and to any and all parcels of real Property owned or leased by, or subject to any rights of way, easements, servitudes, permits, licenses or other instruments in favor of, the Issuers or any Restricted Subsidiary together with all improvements and appurtenant fixtures, easements and other property and rights incidental to the ownership, lease, occupancy, use or operation thereof.
“Regions” has the meaning assigned to such term in the introductory paragraph hereto.
“Second Lien Pari Passu Intercreditor Agreement” means that certain Second Lien Pari Passu Intercreditor Agreement dated as of the date hereof, among Regions, as the Initial Second Lien Representative and the Initial Second Lien Collateral Agent, Regions, as the Additional Second Lien Representative and the Additional Second Lien Collateral Agent, and acknowledged and agreed to by Summit Midstream Holdings, LLC, as the Company, and the other Grantors referred to therein (as such terms are defined therein).
“Secured Obligations” means the Note Obligations, including all indemnification obligations specified in Section 6.05 hereof.
“Secured Parties” means, collectively, the Collateral Agent, the Trustee, each Holder and each other holder or obligee in respect of the Secured Obligations.
“Security Interest” has the meaning assigned to such term in Section 3.01.
“Subsidiary Guarantor” means each Person listed on the signature pages hereof as a “Subsidiary Guarantor”, together with each other Subsidiary of the Company, or other Person, that from time to time becomes a party to this Agreement in the capacity of a “Subsidiary Guarantor” pursuant to Section 6.15 hereof.
“Summit Permian” means Summit Midstream Permian, LLC, a Delaware limited liability company.
“Summit Permian Finance” means Summit Midstream Permian Finance, LLC, a Delaware limited liability company.
“Taxes” means any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges) or withholdings imposed by any Governmental Authority and any and all additions to tax, interest and penalties related thereto.

“Trade Secrets” means common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of any Grantor, whether or not any of the foregoing has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to the foregoing, all licenses related to the foregoing, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any of the foregoing and for the breach or enforcement of any license related to the foregoing.
“Trademarks” means all of the following: (a) all domestic and foreign trademarks, trade names, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, service marks, other source or business identifiers, designs and General Intangibles of like nature, now owned or hereafter adopted or acquired, all registrations thereof, if any (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), (b) all goodwill associated therewith or symbolized thereby and (c) the right to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to the related goodwill.
“Trustee” has the meaning assigned to such term in the recitals hereto.
“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in the applicable jurisdiction.
Section 1.03Intercreditor Agreements.
(a)Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the First Lien Claimholders, including liens and security interests granted to Bank of America, N.A., as collateral agent, pursuant to or in connection with the New ABL Facility, as such agreement has been or may be, in whole or in part, in one or more instances, amended, restated, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive amendments, restatements, renewals, extensions, or substitutions of the foregoing) and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.
(b)Notwithstanding anything to the contrary in this Agreement, prior to the Discharge of First Lien Obligations, any obligation of the Grantors or Pledgors in this Agreement that requires delivery of Collateral to, possession or control of Collateral with, the pledge, assignment, endorsement or transfer of Collateral to or the registration of Collateral in the name of, the Collateral Agent shall be deemed complied with and satisfied if such delivery of Collateral is made to, such possession or control of Collateral is with, or such Collateral be assigned, endorsed or transferred to or registered in the name of, a First Lien Collateral Agent or any other Person permitted by the Second Lien Pari Passu Intercreditor Agreement; provided that, notwithstanding the foregoing, nothing contained in this Section 1.03(b) shall limit or otherwise adversely affect the grant of a lien on or a security interest in any Collateral under Section 2.01 or 3.01 of this Agreement. Prior to the Discharge of First Lien Obligations, to the extent that any covenants, representations or warranties set forth in this Agreement are untrue or incorrect solely as a result of the delivery to, or grant of possession or control to, a First Lien Collateral Agent in accordance with this Section 1.03(b), such covenant, representation or warranty shall not be deemed to be untrue or incorrect for purposes of this Agreement.
(c)Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement shall be a second lien on and security interest in the

Collateral junior only to the Liens securing First Lien Indebtedness and any other Permitted Liens and such lien and security interest and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement.
(d)In addition to the foregoing, this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder is subject to the terms and provisions of the Second Lien Pari Passu Intercreditor Agreement, and in the event of any conflict between this Agreement and such agreement, the terms of such agreement shall govern.
(e)In addition to the foregoing, in the event that the Issuers and Collateral Agent enter into any Junior Lien Intercreditor Agreement, this Agreement is subject to the terms and provisions of such agreement, and in the event of any conflict between this Agreement and such agreement, the terms of such agreement shall govern.
ARTICLE 2.
PLEDGE AGREEMENT
Section 2.01 Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Pledgor hereby assigns and pledges to Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to Collateral Agent, its successors and assigns, for the benefit of Secured Parties, a security interest in, all of such Pledgor’s right, title and interest in, to and under and whether direct or indirect, whether legal, beneficial, or economic, whether fixed or contingent and whether now or hereafter existing or arising (a) all Equity Interests now owned or at any time hereafter acquired by such Pledgor (other than (i) any Equity Interests that constitute Excluded Assets and (ii) any Equity Interests directly owned by the Parent in any Person other than the Issuers, any Subsidiary Guarantor, any Ohio Joint Ventures and the Double E Joint Venture) (the “Pledged Stock”); (b) the debt securities now owned or at any time hereafter acquired by such Pledgor, and all promissory notes and other instruments evidencing such debt securities (collectively, the “Pledged Debt”); (c) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities and instruments referred to in clauses (a) and (b) above; (d) subject to Section 2.06, all rights and privileges of such Pledgor with respect to the securities, instruments and other property referred to in clauses (a), (b) and (c) above; and (e) all proceeds of any and all of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”). Notwithstanding anything to the contrary, no pledge or security interest is created hereby in, and the Pledged Collateral shall not include, any Excluded Assets.
Section 2.02 Delivery of the Pledged Collateral. Subject to the terms of the Intercreditor Agreement and the Second Lien Pari Passu Intercreditor Agreement:
(a) Each Pledgor agrees to deliver or cause to be delivered to the Collateral Agent any and all Pledged Collateral at any time owned by such Pledgor promptly following the acquisition thereof by such Pledgor to the extent that such Pledged Collateral is either (i) Pledged Certificated Securities or (ii) in the case of Pledged Debt, required to be delivered pursuant to paragraph (b) of this Section 2.02;
(b) all Indebtedness (other than Indebtedness that has a principal amount of less than $10,000,000 individually and in the aggregate) owing to any Pledgor that is evidenced by (i) a promissory note or (ii) other Instrument of which a responsible officer is aware shall be promptly pledged and delivered to the Collateral Agent pursuant to the terms hereof; and
(c) upon delivery to the Collateral Agent, (i) any Pledged Certificated Securities shall be accompanied by undated stock powers duly executed by the applicable Pledgor in blank or other instruments of transfer and by such other instruments and documents as are necessary or the Collateral

Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated proper instruments of assignment duly executed by the applicable Pledgor in blank and by such other instruments and documents as are necessary or the Collateral Agent may reasonably request. In connection with any delivery of Pledged Collateral after the date hereof to the Collateral Agent (or prior to the Discharge of First Lien Obligations, any First Lien Collateral Agent), the Issuers shall deliver a schedule to the Collateral Agent describing the Pledged Collateral so delivered.
Section 2.03 Representations, Warranties and Covenants. The Pledgors, jointly and severally, represent, warrant and covenant to the Collateral Agent, for the ratable benefit of the Secured Parties, that:
(a)except for the security interests granted hereunder, such Pledgor (i) holds its Pledged Collateral free and clear of all Liens (other than Permitted Liens), (ii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral (other than Permitted Liens) and (iii) will defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons whomsoever; and
(b)by virtue of the execution and delivery by such Pledgor of this Agreement, when any Pledged Collateral that is represented by a certificate is delivered to the Collateral Agent (or its gratuitous bailee) in any jurisdiction that has adopted the New York UCC in accordance with this Agreement, together with duly executed stock powers with respect thereto, the Collateral Agent will obtain a legal, valid and perfected Lien upon and security interest in such Pledged Collateral under the UCC, as security for the payment and performance of the Secured Obligations.
Section 2.04 Certain Representations and Warranties by the Parent. The Parent, in its capacity as a Pledgor hereunder, represents and warrants on behalf of and in respect of itself to the Collateral Agent and each Secured Party that:
(a)    Organization; Powers. The Parent (i) is duly organized, and validly existing in the jurisdiction of its incorporation, organization or formation, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (iii) is in good standing (to the extent that such concept is applicable in the relevant jurisdiction) and qualified to do business in each jurisdiction (including its jurisdiction of incorporation, organization or formation) where such qualification is required, except where the failure, individually or in the aggregate, to so qualify or to be in good standing could not reasonably be expected to have a material adverse effect on the Parent’s pledge of Pledged Collateral in support of the Secured Obligations and (iv) has the power and authority to execute, deliver and perform its obligations under this Agreement and each other agreement or instrument contemplated hereby to which it is or will be a party.
(b) Authorization. The execution, delivery and performance by the Parent of this Agreement (i) has been duly authorized by all necessary limited partnership action required to be obtained by the Parent and (ii) will not (A) violate (1) any provision of law, statute, rule or regulation, or of the certificate of partnership or other constitutive documents or limited partnership agreement of the Parent, (2) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (3) any provision of any indenture, lease, agreement or other instrument to which the Parent is a party or by which it or its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, lease, agreement or other instrument, where any such conflict, violation, breach or default referred to in subclause (A)(3) and (B) of this clause (ii), could reasonably be expected have a material adverse effect on the Parent’s pledge of Pledged Collateral in support of the Secured Obligations, or (iii) will not result in the creation or imposition of any Lien upon or with respect to any Property now owned or hereafter acquired by the Parent, other than pursuant to this Agreement.
(c)Enforceability. This Agreement has been duly executed and delivered by the Parent and constitutes, and each other Note Document when executed and delivered by the Parent will constitute, a legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.
(d)Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the entry into this Agreement by the Parent except for (i) the filing of UCC financing statements, (ii) such consents, authorizations, filings or other actions that have been made or obtained and are in full force and effect, and (iii) such actions, consents, approvals, registrations or filings, the failure to be obtained or made which could not reasonably be expected to have a material adverse effect on such the Parent’s pledge of the Pledged Collateral in support of the Secured Obligations.
Section 2.05 Registration in Nominee Name; Denominations. Subject to the terms of the Intercreditor Agreement and the Second Lien Pari Passu Intercreditor Agreement, the Collateral Agent shall have the right (in its reasonable discretion) to hold the Pledged Collateral in its own name as pledgee, in the name of its nominee (as pledgee or as sub-agent) or in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent. Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Collateral registered in the name of such Pledgor. Subject to the terms of the Intercreditor Agreement and the Second Lien Pari Passu Intercreditor Agreement, the Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Stock for certificates of smaller or larger denominations for any purpose consistent with this Agreement.
Section 2.06 Voting Rights; Dividends and Interest, etc. (a) Subject to the terms of the Intercreditor Agreement and the Second Lien Pari Passu Intercreditor Agreement, unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified any Pledgors that their rights under this Section 2.06(a) are being suspended:
(i)Each Pledgor shall be entitled to exercise any and all voting and other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement and the other Note Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral or the rights and remedies of the Collateral Agent or any other Secured Party under this Agreement or any other Note Document or the ability of the Secured Parties to exercise the same.
(ii)The Collateral Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to Section 2.06(a)(i).
(iii)Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of this Agreement, the other Note Documents and Applicable Law; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Pledgor, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the

Collateral Agent upon demand in the same form as so received (with any necessary endorsement).
(b) Subject to the terms of the Intercreditor Agreement and the Second Lien Pari Passu Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified any Pledgors of the suspension of their rights under paragraph (a)(iii) of this Section 2.06, all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 2.06(b) shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this Section 2.06(b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property, shall be held as security for the Secured Obligations and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to the Pledgors (without interest) all dividends, interest, principal or other distributions that the Pledgors would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.
(c) Subject to the terms of the Intercreditor Agreement and the Second Lien Pari Passu Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified any Pledgors of the suspension of their rights under paragraph (a)(i) of this Section 2.06, all rights of any Pledgor to exercise the voting and other consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority (subject to the Intercreditor Agreement and the Second Lien Pari Passu Intercreditor Agreement) to exercise such voting and other consensual rights and powers; provided that, unless otherwise directed by the Trustee, the Collateral Agent shall have the right from time to, in its reasonable discretion, notwithstanding the continuance of an Event of Default, to permit any Pledgor to exercise such rights and powers.
SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT AND THE SECOND LIEN PARI PASSU INTERCREDITOR AGREEMENT, EACH PLEDGOR HEREBY GRANTS THE COLLATERAL AGENT AN IRREVOCABLE PROXY, EXERCISABLE UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, TO VOTE THE PLEDGED STOCK AND SUCH OTHER PLEDGED COLLATERAL, WITH SUCH PROXY TO REMAIN VALID, SO LONG AS SUCH EVENT OF DEFAULT IS CONTINUING AND HAS NOT BEEN CURED OR WAIVED, UNTIL THE INDEFEASIBLE PAYMENT IN FULL IN CASH OF ALL SECURED OBLIGATIONS.
Each Pledgor agrees promptly to deliver to the Collateral Agent such additional proxies and other documents as the Collateral Agent may reasonably request to exercise the voting power and other incidental rights of ownership described above.
Section 2.07 Authorization to File UCC Financing Statements. Each Pledgor hereby irrevocably authorizes (but does not obligate) the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements, continuation statements, amendments, other filings and recordings, with respect to the Pledged Collateral or any part thereof and amendments thereto that contain information required, useful, convenient or appropriate to perfect the security interest granted pursuant to this Agreement, describing the Pledged Collateral as described in this Agreement or as the Collateral Agent may otherwise determine in its reasonable discretion is necessary to ensure the perfection of such security interests, including, with respect to the Issuers or any Subsidiary Guarantor, describing the Pledged Collateral as “all assets” or “all property” or words of similar import. To the extent any Pledgor is also a Grantor, the Collateral Agent may, in its reasonable discretion, file initial financing statements, continuation statements, amendments or other filings and recordings that cover either (i) all Collateral pledged by such Grantor/Pledgor or (ii) the Pledged Collateral separately from the Article 9 Collateral pledged by such Grantor/Pledgor (such that two or more filings, including initial financing statements, would be filed), and, with respect to both clauses (i) and (ii), each of such filings may describe the Collateral described in such filing as “all assets” or “all property” or words of similar import and each of such filings may be made pursuant to either or both of this Section 2.07 and Section 3.01(c).
ARTICLE 3.
SECURITY AGREEMENT
Section 3.01 Security Interest. (a) To secure the prompt payment and performance of the Secured Obligations, each Grantor hereby grants to the Collateral Agent, for the benefit of Secured Parties, a continuing security interest (the “Security Interest”) in and Lien upon all Property of such Grantor, including all of the following Property, whether now owned or hereafter acquired, and wherever located (collectively, the “Article 9 Collateral”):
(i)all Accounts;
(ii)all Chattel Paper, including Electronic Chattel Paper;
(iii)all Commercial Tort Claims, including those shown on Schedule I;
(iv)all Commodity Accounts, Deposit Accounts and Securities Accounts, including all checks, cash and other evidences of payment, marketable securities, securities entitlements, financial assets and other funds or Property held in or on deposit in any of the foregoing other than any Excluded Accounts;
(v)all Documents;
(vi)all General Intangibles, including Payment Intangibles and Intellectual Property;
(vii)all Goods, including Inventory, Equipment and Fixtures, including, the Pipeline Systems now owned or hereafter acquired or constructed by such Obligor;
(viii)all Instruments;
(ix)all Investment Property;
(x)all Letters of Credit and Letter-of-Credit Rights;
(xi)all As-Extracted Collateral;
(xii)all Software;
(xiii)all Supporting Obligations;
(xiv)all monies, whether or not in the possession or under the control of the Collateral Agent or a bailee or Affiliate of the Collateral Agent other than monies in Excluded Accounts;
(xv)all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(xvi)all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, or pertaining to any of pertaining to the foregoing.
Notwithstanding the foregoing, (a) Collateral shall not include the Excluded Assets; provided that proceeds and other assets or Property received, arising from, in exchange for or in respect of any Excluded Assets shall automatically (and without any further action) be subject to the security interest and Lien granted by the applicable Grantor pursuant to this Section 3.01 and shall constitute Collateral hereunder (unless any such assets or Property are themselves Excluded Assets) and (b) no Obligor shall be required to take any action with respect to the perfection of security interests in motor vehicles and other assets subject to a certificate of title other than any Compression Unit that is covered by a certificate of title, Letter-of-Credit Rights that have a face amount of less than $5,000,000 in the aggregate, any Commercial Tort Claim reasonably estimated to be less than $5,000,000 or Excluded Accounts. The applicable Obligors shall from time to time at the request of the Collateral Agent give written notice to the Collateral Agent identifying in reasonable detail Excluded Assets and shall provide to the Collateral Agent such other information regarding the Excluded Assets as the Collateral Agent may reasonably request.
(b)     [Reserved.]
(c)     Each Grantor hereby irrevocably authorizes (but does not obligate) the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including Fixture filings and transmitting utility filings with respect to Fixtures situated on Real Property (regardless of whether such real property is owned by an Issuer or a Guarantor or is owned by a Person other than an Issuer or a Guarantor)), continuation statements, amendments, other filings and recordings, with respect to the Article 9 Collateral and any other collateral pledged hereunder or any part thereof and amendments thereto that contain the information required, useful, convenient or appropriate for the filing of any financing statement, continuation or amendment, or such other information as may be required, useful, convenient or appropriate under applicable law, including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) in the case of Fixtures, if required, a sufficient description of the real property to which such Article 9 Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary to ensure the perfection of the security interest in the Article 9 Collateral or other Collateral granted under this Agreement, including describing such property as “all assets” or “all property” or words of similar import. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request. To the extent any Grantor is also a Pledgor, the Collateral Agent may, in its reasonable discretion, file initial financing statements, continuation statements, amendments or other filings and recording that cover either (i) all Collateral pledged by such Grantor/Pledgor or (ii) the Pledged Collateral separately from the Article 9 Collateral pledged by such Grantor/Pledgor (such that two or more filings, including initial financing statements, would be filed), and, with respect to both clauses (i) and (ii), each of such filings may describe the Collateral described in such filing as “all assets” or “all property” or words of similar import and each of such filings may be made pursuant to either or both of this paragraph and Section 2.07.
The Collateral Agent is further authorized (but not obligated) to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents executed by any Grantor as may be necessary (in the reasonable discretion of the Collateral Agent) for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.
(d) Anything herein to the contrary notwithstanding, as between each Grantor and any Secured Party, (a) such Grantor shall remain liable under the contracts and agreements included in the Article 9 Collateral from time to time to which it is a party to the extent set forth therein; (b) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any contracts and agreements included in the Article 9 Collateral; and (c) neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any such contracts or agreements included in the Article 9 Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
Section 3.02 Representations and Warranties. The Obligors (or the relevant subset of Obligors specified explicitly below) jointly and severally represent and warrant to the Collateral Agent and the Secured Parties, as of the date hereof, that:
(a) Each Grantor is the legal and beneficial owner of, and has good and valid title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and is in full force and effect except to the extent the failure to obtain such consent or approval could not reasonably be expected to have a Material Adverse Effect.
(b) This Agreement has been duly executed and delivered by each Obligor (in its capacity as a Pledgor and/or Grantor, as applicable) and constitutes a legal, valid and binding obligation of such Obligor in such capacities enforceable against each such Obligor in such capacities in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.
(c) [Reserved.]
(d) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations under the New York UCC, (ii) upon the filing of appropriate financing statements with respect to the Article 9 Collateral in the filing offices of the appropriate jurisdictions, a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) to the extent that a Grantor has Article 9 Collateral consisting of Intellectual Property, a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of a fully executed agreement, in form reasonably acceptable to the Collateral Agent and in form and substance reasonably acceptable to the Company, with the United States Copyright Office. The Security Interest shall be prior to any other Lien on any of the Article 9 Collateral other than Permitted Liens.
(e)None of the Grantors holds any Commercial Tort Claim individually in excess of the $5,000,000 except as indicated on Schedule I hereto, as such schedule may be updated or supplemented from time to time.
Section 3.03 Covenants. (a) Each Grantor agrees promptly (but in no event more than 15 Business Days thereafter) to notify the Collateral Agent in writing of any change (i) in its legal name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number, (iv) the location of its chief executive office or the location where it maintains its records, or (v) in its jurisdiction of organization. Each Grantor agrees promptly to provide the Collateral Agent with certified constitutional documents reflecting any of the changes described in the immediately preceding sentence.
(b) Subject to the rights of such Grantor under the Note Documents to dispose of Collateral, each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Article 9

Collateral against all Persons (other than those holding Liens that are Permitted Liens) and to defend the Security Interest of the Collateral Agent, for the ratable benefit of the Secured Parties, in the Article 9 Collateral against any Lien and the priority thereof against any Lien (other than Permitted Liens).
(c) Subject to the terms of the Intercreditor Agreement and the Second Lien Pari Passu Intercreditor Agreement, each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as are necessary (or as the Collateral Agent may from time to time reasonably request) after 90 days of the date hereof to preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including Fixture filings and transmitting utility filing) or other documents in connection herewith or therewith. Subject to the terms of the Intercreditor Agreement, if any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $10,000,000 shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.
Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by adding additional schedules hereto to specifically identify any asset or item that may constitute a registration or application for any Copyrights, Patents or Trademarks; provided that any Grantor shall have the right, exercisable within thirty days after it has been notified by the Collateral Agent of the specific identification of such Article 9 Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Article 9 Collateral. Each Grantor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Article 9 Collateral within thirty days after the date it has been notified by the Collateral Agent of the specific identification of such Article 9 Collateral.
(d) At its option, the Collateral Agent may discharge past due Taxes, Liens, or other encumbrances at any time levied or placed on any Article 9 Collateral other than those which are Permitted Liens, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Indenture or this Agreement; and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, that such Grantor shall not be obligated to reimburse Collateral Agent with respect to any Article 9 Collateral consisting of Intellectual Property which any Grantor has failed to maintain or pursue, or otherwise has allowed to lapse, terminate or put in the public domain (and such Grantor has provided prior notice to the Collateral Agent of such fact) and provided, further, that nothing in this Section 3.03(d) shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party (i) to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, Liens or other encumbrances or (ii) to maintain any of the Article 9 Collateral as set forth herein.
(e) Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to or constituting Article 9 Collateral and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.
(f)None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as expressly permitted by the Indenture. None of the Grantors shall make or permit to be made any transfer of the Article 9 Collateral and each Grantor shall remain at all times in control of the Article 9 Collateral owned by it (other than Equipment and Inventory in transit or in the possession of third parties in the ordinary course of business), except as permitted by the Indenture.

(g)Following the Discharge of First Lien Obligations, each Grantor will, and the Company will cause each of its Restricted Subsidiaries to, name the Collateral Agent as loss payee on all casualty and property insurance policies of the Company and its Restricted Subsidiaries other than insurance policies related solely to Excluded Assets, to the extent such policies name another Person as loss payee.
(h)Without limiting Section 6.06, each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful attorney-in-fact for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance covering the Article 9 Collateral, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required by Section 3.03(g) of this Agreement, or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its reasonable discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems necessary. All sums disbursed by the Collateral Agent in connection with this Section 3.03(h), including reasonable attorneys’ fees, court costs, expenses and other out-of-pocket charges relating thereto, shall be payable, within 30 days after written demand for such is received by the Issuer, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.
Section 3.04 [Reserved.]
Section 3.05 Further Assurances with Respect to Collateral. All Liens granted to the Collateral Agent under the Note Documents are for the benefit of Secured Parties. The Issuers and the Subsidiary Guarantors shall deliver such instruments and agreements, and shall take such actions which are necessary under Applicable Law to evidence or perfect the Collateral Agent’s Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each of the Issuers and each Subsidiary Guarantor authorizes (but do not obligate) the Collateral Agent to file any financing statement that describes the Collateral as “all assets” or “all personal property” of such Obligor, or words to similar effect, and ratifies any action taken by the Collateral Agent before the date hereof to effect or perfect its Lien on any Collateral.
Section 3.06 Mortgaged Property. The Secured Obligations shall be secured by Mortgages upon the Real Property of Issuers or Subsidiary Guarantors required to be mortgaged pursuant to Section 11.04 of the Indenture. The Mortgages shall be duly recorded, at Issuer’s expense, in each office where such recording is required to constitute a fully perfected Lien on the Real Property covered thereby. If any of the Issuers or any Subsidiary Guarantor acquires Real Property hereafter, such Grantor shall comply with the requirements of Section 11.03 of the Indenture with respect to such Real Property.
Section 3.07 Deposit Accounts, Securities Accounts and Commodity Accounts. Subject to the last sentence of this Section 3.07, each of the Issuers and each Subsidiary Guarantor shall take all actions necessary to establish Collateral Agent’s Lien (subject to Permitted Liens) on each Deposit Account, including each Securities Account and Commodity Account maintained by it (except Excluded Accounts). Except with respect to any Excluded Account, each of the Issuers and each Subsidiary Guarantor shall be the sole account holder of each Deposit Account, Securities Account and Commodity Account maintained by it and shall not allow any Person (other than the Collateral Agent and the depository bank or with respect to Permitted Liens) to have control over its Deposit Accounts, Securities Accounts and Commodity Accounts or any Property deposited therein. The Issuers shall promptly notify the Collateral Agent of any opening or closing by the Issuers or any Subsidiary Guarantor of a Deposit Account, Securities Account or Commodity Account. With respect to all Deposit Accounts, Securities Accounts and Commodity Accounts (other than Excluded Accounts) of the Issuers and Subsidiary Guarantors existing on the date hereof and concurrently with the opening of any new Deposit Account, Securities Account and Commodity Account (other than an Excluded Account) after the date hereof, the applicable Obligor shall provide the Collateral Agent with a deposit account control agreement, securities account control agreement or commodity account control agreement, as applicable, within 90 days after the date hereof for any such accounts in existence on the date hereof and within 90 days after the opening of such account hereafter.
Section 3.08 Security Interest Exceptions. Notwithstanding anything to the contrary contained in this Agreement or any other Note Document, until the 90th day following the date hereof , no Pledgor or Grantor shall be required to execute or deliver any document or instrument, or take any other action, in any case pursuant to this Agreement for the purposes of creating, perfecting or protecting any security interest, except for the filing of UCC-1 Financing Statements and the execution and delivery of this Agreement, a joinder to the Intercreditor Agreement, if any, and the Second Lien Pari Passu Intercreditor Agreement, and each representation and warranty, covenant and event of default requiring any such execution, delivery or other action prior to such date shall be deemed satisfied in full until such date.
ARTICLE 4.
REMEDIES
Section 4.01 Remedies Upon Default. (a) Upon the occurrence and during the continuance of an Event of Default, each Obligor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (i) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, the Collateral Agent may cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Collateral Agent, and the Collateral Agent may also license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained and subject to the provisos set forth in Section 4.03); (ii) with or without legal process and with or without prior notice or demand for performance, the Collateral Agent may take possession of the Article 9 Collateral and, without liability for trespass, the Collateral Agent may, enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law; (iii) automatically (without any request or notice being delivered by the Collateral Agent or any other Person) upon the occurrence and during the continuance of an Event of Default pursuant to Sections 6.01(1), (2), (9) and (10) of the Indenture, and upon the occurrence and during the continuance of any other Event of Default, after written notice by the Collateral Agent to the Issuers, all rights of any Grantor to all cash, checks, drafts and other instruments or writings for the payment of money constituting proceeds of Article 9 Collateral shall cease, and all such rights shall thereupon become vested, for the ratable benefit of the Secured Parties, in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such cash, checks, drafts and other instruments or writings for the payment of money constituting proceeds of Article 9 Collateral. Automatically (without any request or notice being delivered by the Collateral Agent or any other Person) upon the occurrence and during the continuance of an Event of Default pursuant to Sections 6.01(1), (2), (9) and (10) of the Indenture, and upon the occurrence and during the continuance of any other Event of Default, after written notice by the Collateral Agent to the Issuers, all cash, checks, drafts and other instruments or writings for the payment of money constituting proceeds of Article 9 Collateral received by any Grantor contrary to the provisions of Section 4.01(a)(iii) shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent); provided, that (x) the failure of the Collateral Agent to give the notice referred to in this sentence shall have no effect on the rights of the Collateral Agent hereunder, and (y) the Collateral Agent shall not be required to deliver any such notice if such delivery would be prohibited by applicable law. Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of Section 4.01(a)(iii) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Issuers have delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all cash, checks, drafts and other instruments or writings for the payment of money constituting proceeds of Article 9 Collateral that such Grantor would otherwise be permitted to retain pursuant to the terms of this Agreement and that remain in such account.
(b) After the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third Person, by contacting Account Debtors or the third Person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.
(c) Without limiting the generality of the foregoing, each Obligor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, upon the occurrence and during the continuance of an Event of Default, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to Persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 4.01, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Obligor, and each Obligor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Obligor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted; and
(d) The Collateral Agent may also exercise any other remedy available at law or equity.
(e) The Collateral Agent shall give the applicable Obligors 10 Business Days’ written notice (which each Obligor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 4.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Obligor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may (subject to the Collateral Agent’s consent) make payment on account thereof by using any claim then due and payable pursuant to the Note Documents to such Secured Party from any Obligor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Obligor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Obligor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.
Each Obligor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any external attorneys employed by the Collateral Agent or any other Secured Party to collect such deficiency.
Notwithstanding the foregoing, this Section 4.01 is subject to the terms of the Intercreditor Agreement in all respects.
Section 4.02 Application of Proceeds. Subject to the terms of the Intercreditor Agreement and the Second Lien Pari Passu Intercreditor Agreement, all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be promptly applied by the Collateral Agent as set forth in Section 6.10 of the Indenture.
The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement and the other Note Documents. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
Section 4.03 Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor shall, upon request by the Collateral Agent at any time after and during the continuance of an Event of Default, grant to (in the Collateral Agent’s sole discretion) the Collateral Agent or a designee of the Collateral Agent, for the ratable benefit of the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or, solely to the extent necessary to exercise such rights and remedies, sublicense Intellectual Property constituting Article 9 Collateral, now owned or hereafter acquired by such Grantor, wherever the same may be located, and including, without limitation, in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that nothing in this Section 4.03 shall require such Grantor to grant any license that is prohibited by any rule of law, statute or regulation or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation under any contract, license, agreement, instrument or other document evidencing, giving rise to a right to use or theretofore granted with respect to such property; provided, further, that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default;

provided that any permitted license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.
Section 4.04 Securities Act, etc. In view of the position of the Obligors in relation to the Investment Property Collateral (as defined below for purposes of this Article 5 only), or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral or the Article 9 Collateral consisting of or relating to Equity Interests (all such Collateral referred to in this Article as “Investment Property Collateral”) permitted hereunder. Each Obligor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Investment Property Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Investment Property Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Investment Property Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Obligor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Investment Property Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, “blue sky” or other state securities laws, (b) may approach and negotiate with a single potential purchaser to effect such sale and (c) may, with respect to any sale of the Investment Property Collateral, limit the purchasers to those who will agree, among other things, to acquire such Investment Property Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Obligor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Investment Property Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 4.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.
Section 4.05 Registration, etc. Each Obligor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Investment Property Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its commercially reasonable efforts to take or to cause each applicable Pledged Interests Issuer to take such action and prepare, distribute and/or file such documents as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Investment Property Collateral. Each Obligor further agrees to indemnify, defend and hold harmless the Trustee, the Collateral Agent and each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling Persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus, notification or offering circular (or any amendment or supplement thereto), or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Grantor or the Pledged Interests Issuer by the Collateral Agent or any other Secured Party expressly for use therein. Each Obligor further agrees, upon such written request referred to above, to use its commercially reasonable efforts to qualify, file or register, or cause applicable Pledged Interests Issuer to qualify, file or register, any of the Investment Property Collateral under the “blue sky” or other securities laws of such states as may be reasonably requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Obligor will bear all costs and expenses of carrying out its obligations under this Section 4.05. Each Obligor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 4.05 only and that such failure would not be adequately compensable in damages and, therefore, agrees that its agreements contained in this Section 4.05 may be specifically enforced.
ARTICLE 5.
INDEMNITY, SUBROGATION AND SUBORDINATION AMONG OBLIGORS
Section 5.01 Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Obligors may have under applicable law (but subject to Section 5.03), (a) the Issuers agree that (i) in the event a payment shall be made by any Obligor (other than the Issuers) under this Agreement in respect of any Secured Obligation of the Issuers, the Issuers shall indemnify such Obligor for the full amount of such payment and such Obligor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (ii) in the event any assets of any Obligor (other than the Issuers) shall be sold pursuant to this Agreement or any other Note Document to satisfy in whole or in part a Secured Obligation of the Issuers, the Issuers shall indemnify such Obligor in an amount equal to the greater of the book value or the fair market value of the assets so sold and (b) each Obligor (other than the Issuers) (each such Obligor, together with the Issuers in the context of clause (a) above, an “Indemnifying Obligor”) agrees that (i) in the event a payment shall be made by any other Obligor under this Agreement in respect of any Obligation of such Obligor, such Obligor shall indemnify such other Obligor for the full amount of such payment and such other Obligor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (ii) in the event any assets of any other Obligor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an Obligation of such Obligor, such Obligor shall indemnify such other Obligor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
Section 5.02 Contribution and Subrogation. Each Obligor (a “Contributing Obligor”) agrees (subject to Section 5.03) that, in the event a payment shall be made by any other Obligor hereunder in respect of any Secured Obligation or assets of any other Obligor shall be sold pursuant to any Note Document to satisfy any Secured Obligation owed to any Secured Party and such other Obligor (the “Claiming Obligor”) shall not have been fully indemnified by the Indemnifying Obligor as provided in Section 5.01, the Contributing Obligor shall indemnify the Claiming Obligor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Obligor on the date hereof and the denominator shall be the aggregate net worth of all the Obligors on the date hereof (or, in the case of any Obligor becoming a party hereto pursuant to Section 6.15, the date of the supplement hereto executed and delivered by such Obligor). Any Contributing Obligor making any payment to a Claiming Obligor pursuant to this Section 5.02 shall be subrogated to the rights of such Claiming Obligor under Section 5.01 to the extent of such payment.
Section 5.03 Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Obligors under Sections 5.01 and 5.02 and all other rights of indemnity, contribution or subrogation of the Obligors under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations. No failure on the part of the Issuers or any other Obligor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Obligor with respect to its obligations hereunder, and each Obligor shall remain liable for the full amount of the obligations of such Obligor hereunder.
(b) Each Obligor hereby agrees that all Indebtedness and other monetary obligations owed by it to any other Obligor or any Subsidiary of the Company shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations.
ARTICLE 6.
MISCELLANEOUS

Section 6.01 Notices. (a) Except in the case of notices expressly permitted to be given by telephone and except as provided in Section 6.01(b), all notices and other communications provided for herein shall be in writing and shall be delivered by hand, overnight service, courier service, mailed by certified or registered mail or sent by facsimile, as set forth in Section 12.02 of the Indenture. All notices hereunder to any Obligor shall be given to such Person in care of the Issuers.
(b) Notices and other communications to the Collateral Agent or other Secured Parties hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Collateral Agent, as required by the Indenture; provided that the foregoing shall not apply to service of process. Each party hereto may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c) All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) on the date of receipt if delivered prior to 5:00 p.m., New York City time, on such date by hand, overnight service, courier service, facsimile or (to the extent permitted by paragraph (b) above) electronic means, or (ii) on the date five Business Days after dispatch by certified or registered mail with respect to both foregoing clauses (i) and (ii), to the extent properly addressed and delivered, sent or mailed to such party as provided in this Section 6.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 6.01 or Section 12.02 of the Indenture.
(d) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
Section 6.02 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the security interest in the Pledged Collateral and all obligations of each Obligor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, this Agreement, any other Note Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Note Document or any other agreement or instrument, (c) any exchange, release or nonperfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations, (d) any failure by a Secured Party to assert any claim or exercise any right or remedy, (e) any reduction, limitation or impairment of the Secured Obligations for any reason, or (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Obligor in respect of the Secured Obligations or this Agreement.
Section 6.03 Binding Effect; Several Nature of this Agreement.
(a)     This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party hereto shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Indenture.
(b)     This Agreement shall be construed as a separate agreement with respect to each Obligor and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other Obligor and without affecting the obligations of any other party hereunder.
Section 6.04 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Obligor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.
Section 6.05 Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Sections 7.07 and 11.01(w) of the Indenture.
(b) The parties hereto agree that the Collateral Agent shall be entitled to indemnification as provided in Sections 7.07 and 11.01(w) of the Indenture.
(c) Any such amounts payable by any Obligor as provided hereunder shall be additional Secured Obligations secured hereby and by the other Note Documents. The provisions of this Section 6.05 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Note Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Note Document, any investigation made by or on behalf of the Collateral Agent or any other Secured Party or the resignation or removal of the Collateral Agent. All amounts due under this Section 6.05 shall be payable within 30 days after receipt by the Issuer of written demand therefor.
Section 6.06 Collateral Agent Appointed Attorney-in-Fact. Each Obligor hereby appoints the Collateral Agent as the attorney-in-fact of such Obligor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent reasonably deems necessary to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Obligor (and each Obligor hereby authorizes each of the following to the extent applicable to such entity in such entity’s capacity or capacities hereunder): (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of such Obligor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require such Obligor to notify, Account Debtors to make payment directly to the Collateral Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. Each of the Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received by it as a result of the exercise of the powers granted to them herein, and neither they nor their respective officers, directors, employees or agents shall be responsible to any Obligor for any act or failure to act hereunder, except, respectively, to the extent of its own gross negligence or willful misconduct. Notwithstanding anything to the contrary in this Section 6.06, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.06 unless (x) an Event of Default shall have occurred and be continuing or (y) such rights under this power of attorney are exercised to take any action necessary to secure the validity, perfection or priority of the Liens on the Collateral.
Section 6.07 Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT WITHOUT GIVING EFFECT TO

CONFLICT OF LAWS AND PRINCIPLES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
Section 6.08 Waivers; Amendment. (a) No failure or delay by the Trustee, the Collateral Agent or any other Secured Party in exercising any right, power or remedy hereunder or under any other Note Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Trustee, the Collateral Agent and the other Secured Parties hereunder and under the other Note Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Obligors therefrom shall in any event be effective unless the same shall be permitted by Section 6.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Obligor in any case shall entitle any Obligor to any other or further notice or demand in similar or other circumstances.
(b) Without modifying Section 6.03(b), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Obligors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with the Indenture and the Intercreditor Agreement.
Section 6.09 Waiver of Jury Trial. EACH PARTY HERETO HEREBY AND THE HOLDERS (BY THEIR ACCEPTANCE OF THE NOTES) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER NOTE DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.09.
Section 6.10 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Note Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 6.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 6.03. Delivery of an executed counterpart to this Agreement by facsimile or an electronic transmission of a PDF copy thereof shall be as effective as delivery of a manually signed original. Any such delivery shall be followed promptly by delivery of the manually signed original.
Section 6.12 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section 6.13 Jurisdiction; Consent to Service of Process. (a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Note Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each Obligor further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to the Issuers at the address of the Issuers specified pursuant to the terms of the Indenture. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to Section 6.06 of the Indenture, nothing in this Agreement shall affect any right that the Trustee, the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Note Document against any Obligor, or its properties, in the courts of any jurisdiction.
(b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Note Document in any New York State or federal court sitting in New York County. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
Section 6.14 Termination or Release. (a)     The Issuers and the Guarantors shall be entitled to releases of assets included in the Collateral from the Liens securing the Secured Obligations under any one or more of the following circumstances:
(i)upon any conveyance, sale, lease, assignment, transfer or other disposition by any Grantor or Pledgor of any Collateral to any Person that is not (and is not required to become) an Issuer or a Guarantor, to the extent such dispositions are permitted, or not prohibited, by the Indenture;
(ii)if any Guarantor is released from its Notes Guarantee in accordance with the terms of the Indenture (including by virtue of such Guarantor ceasing to be a Restricted Subsidiary) that Guarantor’s assets will also be released from the Liens securing the Note Obligations;
(iii)if required in accordance with the terms of the Intercreditor Agreement, including in connection with any Enforcement Action (as defined therein) by any First Lien Representative or any First Lien Collateral Agent or any other exercise of any First Lien Representative’s or any First Lien Collateral Agent’s remedies in respect of the Collateral;
(iv)if the release of Collateral is ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction; and
(v)upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Article 9 of the Indenture.
(b)    The Liens securing the Secured Obligations will also be released in whole:
(i)     upon Legal Defeasance or Covenant Defeasance as described in Sections 8.02 or 8.03 of the Indenture or upon satisfaction and discharge of the Indenture as described in Section 8.08 of the Indenture;
(ii)    upon the consummation of the Mandatory Exchange Redemption;
(iii)     with the consent of the holders of the requisite percentage of notes in accordance with the provisions described in Article 9 of the Indenture.
Subject to a receipt of an officer’s certificate of the Company and an opinion of counsel that all conditions precedent provided for in the indenture relating to the release of Collateral have been complied with (or will be complied with substantially concurrently with such release), the Collateral Agent shall execute and deliver such acknowledgments, releases and terminations as the Company may request in connection with any release of Collateral, and the Collateral Agent shall be entitled to rely exclusively on such officer’s certificate and opinion of counsel when executing and delivering any such acknowledgment, release or termination.
Section 6.15 Additional Subsidiary Obligors. Any Subsidiary of the Company may become a party hereto by signing and delivering to the Collateral Agent a Collateral Agreement Supplement, substantially in the form of Exhibit I hereto (with such changes and modifications thereto as may be required by any Applicable Laws), whereupon such Subsidiary shall become an “Obligor”, a “Subsidiary Guarantor”, a “Pledgor” and a “Grantor” (or any one or more of the foregoing) defined herein with the same force and effect as if originally named as an Obligor, a Subsidiary Guarantor, a Pledgor and a Grantor (or any one or more of the foregoing), as applicable, herein. Any such Subsidiary becoming a party to this Agreement pursuant to this Section 6.15 will enter into this Agreement in the capacity or capacities (and only capacity or capacities) set forth on the signature page to such Collateral Agreement Supplement. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.
Section 6.16 Indenture. If any conflict exists between this Agreement and the Indenture, the Indenture shall govern.
Section 6.17 Authority of Collateral Agent. Each Obligor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or nonexercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Secured Parties, be governed by the Indenture and the Intercreditor Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Obligors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Obligor shall be under any obligation, or entitlement, to make any inquiry respecting such authority. The Collateral Agent has been appointed to act as Collateral Agent hereunder by the Holders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement and the other Note Documents.
Section 6.18 Other Secured Parties. By its acceptance of its note and the benefits hereof, each Holder thereby (a) confirms that it has received a copy (or description of the material terms of) the Notes Documents and such other documents and information as it has deemed appropriate to make its own decision to become a Secured Party and acknowledges that it is aware of the contents of, and consents to the terms of, the Note Documents, (b) appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Indenture, the other Note Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Collateral Agent by the terms hereof or thereof, together with such powers as are incidental thereto, (c) agrees that it will be bound by the provisions of the Note Documents and will perform in accordance with their terms all such obligations which by the terms of such documents are required to be performed by it as a Secured Party and will take no actions contrary to such obligations, and (d) authorizes and instructs the Collateral Agent to enter into the Note Documents as Collateral Agent and on behalf of such Secured Party.
Section 6.19 Limitations. The Lien on Collateral granted hereunder is given as security only and shall not subject the Collateral Agent or any Holders to, or in any way modify, any obligation or liability of the Issuers relating to any Collateral.
Section 6.20 The Collateral Agent. The Collateral Agent shall be entitled to all of the protections, immunities, rights and indemnities provided to it in the Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
SUMMIT MIDSTREAM PARTNERS, LP,
as the Parent and a Pledgor
By:    SUMMIT MIDSTREAM GP, LLC,
its general partner
By:    /s/ William J. Mault
Name: William J. Mault
Title:    Executive Vice President and Chief Financial Officer

SUMMIT MIDSTREAM HOLDINGS, LLC,
as an Issuer, a Pledgor and a Grantor

By:    /s/ William J. Mault
Name: William J. Mault
Title:    Executive Vice President and Chief Financial Officer

SUMMIT MIDSTREAM FINANCE CORP.,
as an Issuer, a Pledgor and a Grantor

By:    /s/ William J. Mault
Name: William J. Mault
Title:    Executive Vice President and Chief Financial Officer

Signature Page to Collateral Agreement

DFW MIDSTREAM SERVICES LLC
GRAND RIVER GATHERING, LLC
RED ROCK GATHERING COMPANY, LLC
POLAR MIDSTREAM, LLC
EPPING TRANSMISSION COMPANY, LLC
SUMMIT MIDSTREAM MARKETING, LLC
MEADOWLARK MIDSTREAM COMPANY, LLC
SUMMIT MIDSTREAM UTICA, LLC
MOUNTAINEER MIDSTREAM COMPANY, LLC
SUMMIT MIDSTREAM NIOBRARA, LLC
SUMMIT MIDSTREAM PERMIAN II, LLC
each as a Pledgor and a Grantor

By:    /s/ William J. Mault
Name: William J. Mault
Title:    Executive Vice President and Chief Financial Officer

SUMMIT MIDSTREAM OPCO, LP,
as a Pledgor and a Grantor
By:    SUMMIT MIDSTREAM MARKETING, LLC,
its general partner
    By:    /s/ William J. Mault
    Name: William J. Mault
    Title:    Executive Vice President and Chief Financial     Officer

Signature Page to Collateral Agreement

REGIONS BANK
as the Collateral Agent on behalf of the Secured Parties

By:    /s/ R. Douglas Milner
Name:     R. Douglas Milner
Title:    Senior Vice President

Signature Page to Collateral Agreement

Schedule 1
Commercial Tort Claims
None.

Exhibit I – Page 1

Exhibit I
to the Collateral Agreement
FORM OF
COLLATERAL AGREEMENT SUPPLEMENT
This SUPPLEMENT NO. [__] dated as of [_____________], 20[__] (this “Supplement”), to the COLLATERAL AGREEMENT, dated as of November 14, 2022 (as amended, restated, amended and restated, supplemented, waived or otherwise modified or replaced from time to time, the “Collateral Agreement”), among SUMMIT MIDSTREAM HOLDINGS, LLC, Delaware limited liability company (the “Company”), SUMMIT MIDSTREAM FINANCE CORP., Delaware limited liability company (“Finance Corp.”, and together with the Company the “Issuers”), each Subsidiary listed on the signature pages thereof as a “Pledgor” and/or “Grantor”, each Subsidiary that shall, at any time after the date thereof, become a Pledgor and/or Grantor pursuant to Section 6.15 thereof, SUMMIT MIDSTREAM PARTNERS, LP, a Delaware limited partnership (the “Parent”), and REGIONS BANK (“Regions”), as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) for the Secured Parties.
A.    Reference is made to the Indenture dated as of even date with the Collateral Agreement (as may be amended, restated, amended and restated, supplemented, extended, renewed, refinanced, waived or otherwise modified or replaced from time to time, the “Indenture”), among the Issuers, the Parent, Regions, as the trustee and the collateral agent and the other Persons from time to time party thereto.
B.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Collateral Agreement, as applicable.
C.    Section 6.15 of the Collateral Agreement provides that any additional Subsidiary may become a Subsidiary Guarantor, a Grantor, a Pledgor or any or all of the foregoing under the Collateral Agreement by execution and delivery of an instrument substantially in the form of this Supplement (with such changes and modifications hereto as may be required by the laws of any applicable foreign jurisdiction to the extent applicable). The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement, in accordance with the requirements of the Indenture, to become an Obligor in the capacity under the Collateral Agreement as specified on the signature page hereto.
Accordingly, the Collateral Agent and the New Subsidiary agree as follows:
SECTION 1.In accordance with Section 6.15 of the Collateral Agreement, the New Subsidiary by its signature below and delivery of such executed signature page to the Collateral Agent becomes, to the extent specified on the signature page hereto, a “Subsidiary Guarantor”, “Pledgor” and “Grantor” (or any one or more of the foregoing; provided that if the signature page hereto fails to state the capacity or capacities in which such New Subsidiary is entering the Collateral Agreement, then such New Subsidiary shall join in each such capacity) under the Collateral Agreement with the same force and effect as if originally named therein as an Obligor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Guarantor, Pledgor and Grantor or any one or more of the foregoing, as applicable, thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor and Grantor or any one or more of the foregoing, as applicable, thereunder (as supplemented by the attached supplemental schedules to the Collateral Agreement) are true and correct, in all material respects, on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct, in all material respects, as of such earlier date.
SECTION 2.In furtherance of the foregoing, to the extent the New Subsidiary is joining the Collateral Agreement as a Pledgor, and as security for the indefeasible payment in full and performance
Exhibit I – Page 2

of all of the Secured Obligations, the New Subsidiary hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a continuing security interest in all of the New Subsidiary’s right, title and interest in, to and under and whether direct or indirect, whether legal, beneficial, or economic, whether fixed or contingent and whether now or hereafter existing or arising in all of its Property constituting Pledged Collateral.
SECTION 3.In furtherance of the foregoing, to the extent the New Subsidiary is joining the Collateral Agreement as a Grantor, and as security for the indefeasible payment in full and performance, of the Secured Obligations, the New Subsidiary hereby pledges, hypothecates, assigns, charges, mortgages, delivers and transfers to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a continuing Security Interest in all right, title and interest in, to and under any and all of its Property constituting Article 9 Collateral now owned or at any time hereafter acquired by the New Subsidiary or in which the New Subsidiary now has or at any time in the future may acquire any right, title or interest.
SECTION 4.Each reference to an “Obligor”, a “Guarantor”, a “Subsidiary Guarantor”, a “Pledgor”, or a “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary to the extent the New Subsidiary is joining the Collateral Agreement in such capacity, as indicated on the signature page hereto (or if no such indication is made, then in each such capacity). The Collateral Agreement is hereby incorporated herein by reference.
SECTION 5.The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.
SECTION 6.This Supplement may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when (a) the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and (b) the Collateral Agent has executed a counterpart hereof. Delivery of an executed counterpart to this Supplement by facsimile or an electronic transmission of a PDF copy thereof shall be as effective as delivery of a manually signed original. Any such delivery shall be followed promptly by delivery of the manually signed original.
SECTION 7.The New Subsidiary has delivered a Perfection Certificate to the Collateral Agent. The information set forth therein (including the schedules attached thereto) is correct and complete as of the date hereof.
SECTION 8.Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.
SECTION 9.THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT WITHOUT GIVING EFFECT TO CONFLICT OF LAWS AND PRINCIPLES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SECTION 10.In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of
Exhibit I – Page 3

the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 11.All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Collateral Agreement.
SECTION 12.Without in any way limiting the indemnification and expenses provisions of the Collateral Agreement that have been incorporated herein by reference, the New Subsidiary agrees to reimburse the Collateral Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, disbursements and other charges of counsel for the Collateral Agent.
[Signatures begin on following page]

Exhibit I – Page 4

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.
[Insert Company Name],
as New Subsidiary, in its capacity as a Pledgor and a Grantor
By:    ______________________________
Name:
Title:

Exhibit I – Page 5

REGIONS BANK, as Collateral Agent
By:    ______________________________
Name:
Title:

Exhibit I – Page 6